Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the registration statement on Form S-8 (File No. 333-01671) of Badger Paper Mills, Inc. of our report dated April 28, 2005, relating to the financial statements and supplemental schedules of Badger Paper Mills Profit Sharing Plan and Trust for Non-Union Employees which appears in this Form 11-K.

/s/ Grant Thornton LLP

Appleton, Wisconsin
June 27, 2005